EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name: Resources Connection LLC

Jurisdiction of Organization: Delaware

Names under which Resources Connection LLC does business:

      Resources Connection LLC

      Re:sources Connection LLC

      RCTC LLC

      RCTC

      Resources Connection LLC of Delaware

      Resources Connection LLC DBA RCTC

      Resources Connection LLC, a limited liability company of Delaware

Name: Resources Connection Canada, Inc.

Jurisdiction of Organization: Ontario, Canada

Name: Resources Connection (HK) Limited

Jurisdiction of Organization: Hong Kong, People’s Republic of China

Name: Resources Connection Taiwan

Jurisdiction of Organization: Taipei, Taiwan

Name: Resources Connection (UK) Ltd.

Jurisdiction of Organization: England and Wales, Great Britain

Name: RC Management Group, LLC

Jurisdiction of Organization: Delaware

Name: RCG, LP

Jurisdiction of Organization: Texas

Names under which RCG, LP does business:

      Resources Consulting Group

Name: RECN of Texas, LP

Jurisdiction of Organization: Texas

Names under which RECN of Texas, LP does business:

      Resources Connection of Texas

Name: Resources Audit Solutions, LLC

Jurisdiction of Organization: Delaware

Name: RC Holdings I, LLC

Jurisdiction of Organization: Delaware

Name: RC Holdings II, LLC

Jurisdiction of Organization: Delaware

Name: Resources Connection Pty. Limited

Jurisdiction of Organization: Australia

Name: Resources Connection. NL B.V.

Jurisdiction of Organization: Netherlands

Name: Resources Connection Holding B.V.

Jurisdiction of Organization: Netherlands

Name: Resources Connection Japan K.K.

Jurisdiction of Organization: Japan